Exhibit 10.33

EXECUTION COPY

As of October 8, 2009

PET Capital Partners LLC, as Agent
6800 Broken Sound Parkway, Suite 200
Boca Raton, FL 33487

Re: FFN/PET Capital October 8, 2009 Limited Waiver

Ladies & Gentlemen:

Pursuant to Section 3.14 and Section 6.16 of that certain 13% Subordinated Term Loan Note due 2011 (the “Note”), by FriendFinder Networks Inc. (formerly known as Penthouse Media Group Inc.) (the “Company” or “Issuer”)), payable to PET Capital Partners LLC as Agent for the Holders listed on Schedule I to the Note, and guaranteed by the Subsidiary Guarantors party thereto, the Agent and the undersigned Holders of a majority in principal amount of the outstanding Notes hereby agree to waive each of the covenants identified on Schedule A attached to this FFN/PET Capital Limited Waiver (this “Waiver”), solely to the extent described on Schedule A (with each such waiver being effective as of the date such waiver is required to negate breach or non-compliance with the applicable covenant); provided that each such waiver shall remain effective only if the Company complies with the applicable restated obligation (if any) with respect to such waiver described on Schedule A.

In connection with this Waiver and each of the limited waivers pertaining to the Notes, dated as of December 19, 2008 and March 20, 2009, by PET Capital Partners LLC as Agent and majority Holder for the Holders of the Notes, Issuer shall pay to the Agent an amendment fee (the “Amendment Fee”) which shall be (i) in an amount determined by multiplying the outstanding principal amount of the Notes by four percent (4%) and (ii) paid in additional Notes. This paragraph supersedes and replaces for all purposes the second paragraph of the Limited Waiver, dated as of December 19, 2008, by PET Capital Partners LLC as Agent and majority Holder for the Holders of the Notes.

Terms capitalized but not defined in this Waiver have the respective meanings ascribed in the Note. This Waiver may be executed via facsimile or e-mail, and in counterparts, all of which shall constitute one and the same instrument. Except as otherwise provided in this Waiver, the Note remains in full force and effect.

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[signature page to limited waiver letter agreement]

Very truly yours,

PET CAPITAL PARTNERS LLC, as Agent

By:	NAFT Ventures I, LLC, Managing Member

	By:	/s/ Marc H. Bell

Name: Marc H. Bell
Title: Managing Member

cc:	FriendFinder Networks Inc. 6800 Broken Sound Parkway NW, Suite 100 Boca Raton, FL 33487

Majority Holders

MARC H. BELL

/s/ Marc H. Bell

Name: Marc H. Bell

STATON FAMILY INVESTMENTS, LTD

By:	/s/ Daniel C. Staton

Name:	Daniel C. Staton
Title:	Managing Member

Please indicate your acceptance of the foregoing terms of this FFN/PET Capital Partners Limited Waiver by executing a copy and returning it to us.

ACCEPTED AND AGREED
FRIENDFINDER NETWORKS INC.

/s/ Ezra Shashoua

By:	Ezra Shashoua
Its:	Chief Financial Officer

Date:	October 8, 2009

Schedule A: Limited Waivers Granted

Waiver	Restated Obligation (if any)

The obligation under Note Section 6.15(3) to deliver for fiscal years 2007 and thereafter a written statement by the Issuer’s independent public accountant within 90 days after the end of such fiscal year.

None.

Any Event of Default arising under the Note, solely to the extent such Event of Default resulted or would result from a default that has occurred or is occurring under the agreements identified in Schedule B attached hereto.

None.

Any Event of Default arising under the Note, solely to the extent such Event of Default arises from, or in connection with, value added tax liability that was accrued prior to July 1, 2008 or relates to any activities of the Company, Interactive Network, Inc., Various, Inc. or any of their Subsidiaries prior to July 1, 2008.

None.

The obligation under Note Section 6.07 not to, and not to permit any of its Subsidiaries to, incur certain Debt, solely to the extent necessary to permit (i) the adjustment in principal amount reflected in the amendment and restatement of the 6% Subordinated Convertible Note (the “Seller Note”) of Interactive Network Inc. (“INI”) attached hereto as Exhibit A, (ii) any adjustment in principal amount made in accordance with Section 4(a) of the letter agreement, dated October 8, 2009, between the Issuer, INI and the holders of the Seller Notes, in the form attached hereto as Exhibit B (the “Seller Note Agreement”), and (iii) INI’s incurrence of up to $150,000,000 in additional debt as described in Section 1(b) of the Seller Note Agreement.

None.

The obligation under Note Section 6.09 not to make certain Restricted Payments and Note Section 6.13 not to enter into certain transactions with Affiliates and Related Persons, solely to the extent necessary to permit the Issuer to enter into, and perform its obligations under, the agreements with Marc Bell, Daniel Staton, Andrew Conru and Lars Mapstead, respectively, in substantially the forms of Exhibit C, Exhibit D, Exhibit E and Exhibit F attached hereto.

None.

The obligation under Note Section 6.09 not to make certain Restricted Payments and Note Section 6.13 not to enter into certain transactions with Affiliates and Related Persons, solely to the extent necessary (i) to permit the payments made to Hinok Media Inc. (and payments made to Youmu, Inc. in lieu of Hinok Media Inc. in violation of Section 10 of the Independent Contractor Agreement, dated September 21, 2007, between Hinok Media Inc. and Various, Inc. which prohibits such assignment) and Legendary Technology Inc. prior to the date hereof and (ii) to continue to pay amounts due under the terms of that certain Independent Contractor Agreement by and between Various, Inc., and Hinok Media Inc., dated as of September 21, 2007, as amended, and as further amended pursuant to that certain Amendment No. 2 to Independent Contractor Agreement, Assignment and Limited Waiver dated as of October 8, 2009, and that certain Independent Contractor Agreement by and between Various, Inc., and Legendary Technology Inc., dated as of September 21, 2007, as amended pursuant to that certain Amendment No. 1 to Independent Contractor Agreement dated as of October 8, 2009.

None.

The obligation under Note Section 6.11 not to, and not to permit any of its Subsidiaries to, incur or suffer to exist certain Liens, solely to the extent necessary to allow INI or any of its Subsidiaries to (i) grant a security interest in favor of the Seller Notes as described in Section 1(c) of the Seller Note Agreement and (ii) grant a security interest in favor of up to $150,000,000 in additional debt as described in Section 1(c) of the Seller Note Agreement.

None.

The obligation under Note Section 6.18 to cause newly-acquired or created Subsidiaries to execute a Guaranty pursuant to a joinder agreement in form and substance satisfactory to the Agent, and to execute and authorize the filing of Uniform Commercial Code financing statements and other recordings.

Company must complete this obligation by March 31, 2010

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Schedule B

•

That certain Securities Purchase Agreement, dated as of August 17, 2005, relating to the 15% Senior Secured Notes due 2010 and certain other securities of FriendFinder Networks Inc., as amended, and that certain Securities Purchase Agreement, dated as of August 28, 2006, relating to the 15% Senior Secured Notes due 2010 and certain other securities of Company, and all related agreements, as amended.

•

That certain Securities Purchase Agreement, dated as of December 6, 2007, relating to the Senior Secured Class A Notes due 2011 issued by Interactive Network, Inc., and the Senior Secured Class B Notes due 2011, and certain securities of FriendFinder Networks Inc., and all related agreements, as amended.

•

That certain Sellers’ Securities Agreement, dated as of December 6, 2007, relating to the Subordinated Secured Notes due 2011 issued by Interactive Network. Inc., and certain securities of FriendFinder Networks Inc., and all related agreements, as amended.

•	Those certain 6% Subordinated Convertible Notes due 2011, dated December 6, 2007, June 30, 2008, December 31, 2008 and June 30, 2009, issued by Interactive Network, Inc.